UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007
OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)
(812) 464-1294
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into Material Agreement.
Old National Bank and ONB Insurance Group, Inc. (collectively, “Old National”), subsidiaries of Old National Bancorp (the “Company”), entered into a Purchase and Sale Agreement, dated September 19, 2007, to sell a portfolio of 25 of its banking properties and one insurance property (collectively, the “Properties”) to five limited liability companies (collectively, the “Buyers”). SunTrust Equity Funding, LLC is the sole member of each Buyer.
Pursuant to the Purchase and Sale Agreement, Old National entered into lease agreements with the Buyers to lease back the Properties. The aggregate purchase price for the Properties is $99.7 million. The closing of the sale of the Properties occurred on September 19, 2007 contemporaneously with the execution and delivery of the Purchase and Sale Agreement.
As referenced above, Old National has leased each of the Properties on a long-term basis from the Buyer that purchased such property. Disclosure with respect to such lease agreements is included in Item 2.03 to this Current Report on Form 8-K and is incorporated herein by reference.
No material relationship exists between the Buyers and the Company and its subsidiaries, other than (a) those relationships created by the Purchase and Sale Agreement and the leases with respect to the Properties, and (b) the leases that were entered into with other affiliates of SunTrust Equity Funding LLC in connection with similar sale/leaseback transactions with respect to other properties formerly owned by Old National Bank and Old National Realty Company, Inc., a subsidiary of the Company, as previously reported in Items 1.01 and 2.03 of the Company’s Current Report on Form 8-K filed December 21, 2006, which is incorporated herein by reference.
The Company anticipates that it will enter into a similar sale/leaseback transaction with SunTrust Equity Funding LLC in the fourth quarter of 2007 relating to approximately one trust property and 57 of its banking properties.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As referenced in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, Old National has entered into five lease agreements, each dated September 19, 2007 (the “Lease Agreements”), with the Buyers, whereby Old National has agreed to lease each of the Properties back from the Buyers for terms expiring September 30, 2031. Under each of the Lease Agreements, Old National has the right at its option to extend the term of the lease for four additional successive terms of five years each, upon specified terms and conditions. Old National is obligated to pay (on a monthly basis) aggregate base rents for the Properties in the aggregate annual amount of $9.0 million to the Buyers under the Lease Agreements through September 30, 2027; no rent is payable for the final four years of the initial 24-year term. For financial reporting purposes, the rents will be expensed ratably over the 24-year term at an annual rate of $7.5 million.
Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995
This Current Report on Form 8-K contains certain forward-looking statements regarding proposed transactions by the Company and its affiliates relating to sale of real estate by the Company. These forward-looking statements are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, changes in general economic and business conditions, real estate conditions, transaction costs and pricing, industry trends and increases in interest rates. These forward-looking statements are made only as of the date of this Current Report on Form 8-K, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this filing.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description
99.1	Purchase and Sale Agreement dated September 19, 2007, by and among Old National Bank, ONB Insurance Group, Inc., ONB CTL Portfolio Landlord #1, LLC, ONB CTL Portfolio Landlord #2, LLC, ONB CTL Portfolio Landlord #3, LLC, ONB CTL Portfolio Landlord #4, LLC and ONB CTL Portfolio Landlord #5, LLC

99.2	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #1, LLC, and Old National Bank

99.3	Lease Supplement No. 1 dated September 19, 2007, by and between ONB CTL Portfolio Landlord #1, LLC, Old National Bank and ONB Insurance Group, Inc.

99.4	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #2, LLC, and Old National Bank

99.5	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #3, LLC, and Old National Bank

99.6	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #4, LLC, and Old National Bank

99.7	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #5, LLC, and Old National Bank

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2007	Old National Bancorp (Registrant)
	By:	/s/ Christopher A. Wolking
Christopher A. Wolking
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Purchase and Sale Agreement dated September 19, 2007, by and among Old National Bank, ONB Insurance Group, Inc., ONB CTL Portfolio Landlord #1, LLC, ONB CTL Portfolio Landlord #2, LLC, ONB CTL Portfolio Landlord #3, LLC, ONB CTL Portfolio Landlord #4, LLC and ONB CTL Portfolio Landlord #5, LLC

99.2	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #1, LLC, and Old National Bank

99.3	Lease Supplement No. 1 dated September 19, 2007, by and between ONB CTL Portfolio Landlord #1, LLC, Old National Bank and ONB Insurance Group, Inc.

99.4	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #2, LLC, and Old National Bank

99.5	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #3, LLC, and Old National Bank

99.6	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #4, LLC, and Old National Bank

99.7	Master Lease Agreement dated September 19, 2007, by and between ONB CTL Portfolio Landlord #5, LLC, and Old National Bank